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                                                                      EXHIBIT 11


                     SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                               919 THIRD AVENUE
                            NEW YORK, NY 10022-9998
                            TELEPHONE (212)758-9500
                           FACSIMILE (212) 758-9526
                                                               WASHINGTON OFFICE
                                                               3000 K STREET, NW
                                                            WASHINGTON, DC 20007


                                                   September 29, 1999


Prudential High Yield Total Return Fund, Inc.
Gateway Center Three
Newark, New Jersey 07102

Ladies and Gentlemen:

     We have acted as counsel for Prudential High Yield Total Return Fund, Inc. (the "Fund") in connection with the proposed merger of Distressed Securities Fund, Inc. ("Distressed Securities Fund") with and into the Fund (the "Merger"). This opinion is furnished in connection with the Fund's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to Class A, Class B and Class C shares of common stock, par value $0.0001 per share, of the Fund (the "Shares"), to be issued in connection with the Merger.

     We have, as counsel, participated in various proceedings relating to the Fund. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of its Articles of Incorporation, as amended to date, and By-Laws, as currently in effect, and other documents relating to its organization and operation. In addition, we have received a certificate dated September 7, 1999 of the Maryland State Department of Assessments and Taxation (the "Certificate") certifying that the Fund is in good standing under the laws of the State of Maryland. We are generally familiar with the business affairs of the Fund.

     Based upon the foregoing, we are of the opinion that, subsequent to the approval of the Agreement and Plan of Merger between the Fund and Distressed Securities Fund in the manner set forth in the proxy statement and prospectus constituting a part of the Registration Statement (the "Proxy Statement and Prospectus"), the Shares, upon issuance in the manner referred to in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.
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Prudential High Yield Total Return Fund, Inc.
September 29, 1999
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Proxy Statement and Prospectus constituting a part thereof.



                                        Very truly yours,
                                        /s/ Swidler Berlin Shereff Friedman, LLP
                                        Swidler Berlin Shereff Friedman, LLP